                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in the Registration Statement on
Form S-3 of Milestone Scientific Inc of our report, dated March 26, 2004, on our audit of the consolidated financial statements of Milestone Scientific Inc. and
Subsidiaries for the year ended December 31, 2003, which report is included in the Annual Report on Form 10-KSB of Milestone Scientific Inc. and Subsidiaries
for the year ended December 31, 2004. We also consent to the reference to our
Firm under the caption "Experts."

                                                      /s/J.H. Cohn LLP

Roseland, New Jersey
August [  ], 2005